STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 7th day of January, 1999, by and among the person(s) identified on the signature pages of this Agreement as the shareholder(s) (the "Shareholders") of McLaren Engines, Inc., a Delaware Corporation ("McLaren") and ASHA Corporation, a Delaware corporation (the "Buyer").

                                   PREMISES

A. McLaren is a Delaware corporation and is engaged in the business of developing, testing, manufacturing and selling high performance engines and other automotive equipment (the "Business") at 32233 West Eight Mile Road, Livonia, Michigan 48152 (the "Premises").

B. The Shareholders presently own all of McLaren's issued and outstanding capital stock, being 1,000 shares of voting common stock having a par value of $1.00 per share ("McLaren Common Stock"). Buyer desires to purchase from Shareholders, and Shareholders desire to sell to Buyer, all of the issued and outstanding McLaren Common Stock (the "Purchased Shares") on the terms and subject to the conditions of this Agreement.

C. Mr. Wiley R. McCoy (the "Executive") is McLaren's chief operating officer and is the controlling shareholder of McLaren as a result of a merger of a company controlled by the Executive with McLaren. To accomplish the merger, the Buyer agreed to loan and McLaren agreed to borrow $1,355,000 from the Buyer pursuant to the terms and conditions of a Loan Agreement and a Promissory Note dated as of January 5, 1999, each of which are, and this Agreement is, subject to the express condition following the loan that the purchase and sale transaction contemplated herein and acquisition by Buyer of the Purchased Shares will occur and close automatically upon the tender of consideration to the Shareholders and escrow thereof by Buyer.

D. Buyer is further induced by and is willing to purchase the Purchased Shares from Shareholders, upon the express condition that the Executive agree to execute, be employed by and carry out the obligations under an Employment Agreement with McLaren in substantially the form set forth in Exhibit A attached hereto (the "Employment Agreement").

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth in this Agreement, each of the Shareholders, McLaren and Buyer hereby agree as follows:

1. AGREEMENT OF PURCHASE AND SALE OF THE PURCHASED SHARES. On the terms and subject to the conditions set forth in this Agreement, Shareholders agree to sell, assign, transfer, set over, convey, and deliver to Buyer on the Closing Date (as defined below) the Purchased Shares, free, clear, and discharged of and from any and all Encumbrances (as defined below), and Buyer agrees to purchase the Purchased Shares from Shareholders.


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2.   PURCHASE PRICE FOR PURCHASED SHARES.

     2.1 Purchase Price. The consideration Buyer will pay to the Shareholders for the Purchased Shares (the "Purchase Price") at the Closing shall be 150,000 shares of common stock of ASHA Corporation, which shall be restricted as to transfer by the Shareholders pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

     2.2 Payment of the Purchase Price. The Purchase Price shall be tendered by Buyer to an escrow for the benefit of Shareholders (hereinafter "McLaren Escrow") on the Closing Date by delivery of ASHA Corporation common stock certificates to the McLaren Escrow registered respectively in the names of each selling Shareholder as set forth in Schedule 2.2 against receipt of all of the certificates representing the Purchased Shares of McLaren duly endorsed for transfer or accompanied by duly executed stock powers. The McLaren Escrow shall be established by and subject to the terms of that certain Escrow Agreement attached hereto as Exhibit B.

3. OTHER AGREEMENTS. At the Closing, Executive shall execute and deliver to Buyer the Employment Agreement, and the Executive on behalf of all of the Shareholders and the Buyer shall execute the Escrow Agreement.

4.   PRECLOSING ACTIONS. From the date hereof until the Closing:

     4.1 Conduct of Business. Shareholders shall cause McLaren to carry on and conduct the Business only in the ordinary course consistent with past practice, without any change in the policies, practices, and methods McLaren pursued before the date of this Agreement. Shareholders will use their best efforts and cause McLaren to use its best efforts to preserve the Business organization intact; to preserve the relationships with McLaren's customers, suppliers, and others having business dealings with McLaren; and to preserve the services of McLaren's employees, agents, and representatives. Without limitation of the foregoing (a) Shareholders will cause McLaren not to undertake without Buyer's prior written consent any action that, if taken prior to the date of this Agreement, would be required to be disclosed on the schedules attached hereto and (b) Shareholders will cause McLaren not to alter the physical contents or character of any of its inventories in a way that affects the nature of the Business or results in a change in the total dollar valuation of the inventories or otherwise take action or refrain from taking action that would result in any change in McLaren's assets or liabilities, other than in the ordinary course of business (subject to the merger transaction referenced above) consistent with past practices.

     4.2 Access to Buyer. From the date of this Agreement through the Closing, Executive shall provide to Buyer reasonable access to McLaren to conduct a review of McLaren's business, financial, accounting, and legal condition. No such investigation by Buyer or its representatives shall affect the representations and warranties of Shareholders or Buyer's reliance on them.

     4.3 Accuracy of Representations and Warranties and Satisfaction of Conditions. Executive will immediately advise Buyer in writing if (a) any of the representations or warranties of Shareholders is untrue or incorrect in any material respect, or (b) Shareholders become aware of the occurrence of any event or state of facts that results in any of the representations and warranties of Shareholders being untrue or incorrect as if Shareholders were then making them. Shareholders will not take any action, or omit to take any

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action, and shall cause McLaren not to take any action, or omit to take any action, that would result in any of Shareholders' representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date. Shareholders will use their best efforts to cause all conditions set forth in Section 5 that are within their control to be satisfied as promptly as practicable under the circumstances.

5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Buyer) before or at the Closing of each of the following conditions:

     5.1 Accuracy of Representations and Warranties. The representations and warranties of Shareholders contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

     5.2 Performance of Covenants. Shareholders shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement requires, and with all other related documents to be performed or complied with prior to or on the Closing Date. The Executive shall have executed and delivered the Employment Agreement.

     5.3 Satisfactory Due Diligence Review. Buyer shall have conducted a review reasonably satisfactory to Buyer of the business, financial, accounting, and legal aspects of McLaren, the Business, and any relevant assets and liabilities.

     5.4 No Casualty. Prior to the Closing Date, McLaren shall not have incurred or be threatened with any damage, liability or casualty that would materially impair the value of its assets.

     5.5 Share Certificates. Shareholders shall have delivered to Buyer certificates representing all of the Purchased Shares registered in the name of, and held by Buyer under the terms of the Escrow Agreement, without any restrictive legend, together with such instruments and items that shall permit, in the reasonable opinion of Buyer's counsel, the sale and transfer of such shares free, clear, and discharged of any legend or Encumbrance. The certificates shall be duly endorsed in blank or with accompanying stock powers or assignments duly signed. Shareholders shall also deliver to Buyer such other instruments or documents that shall, in the reasonable opinion of the Buyer's counsel, be reasonably required to vest good and marketable title in Buyer to the Purchased Shares free, clear, and discharged of any and all legends, liens and Encumbrances.

     5.6 No Litigation. No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that might affect Buyer's right to own, operate, and control the Purchased Shares or the Business after the Closing Date.

     5.7 Lien Search. Buyer has received UCC lien searches in form and content satisfactory to Buyer.


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     5.8  Resignations. Each director and officer of McLaren shall have delivered to the Executive and Buyer in form and content satisfactory to Buyer resignations from their positions and any other positions held in, or by appointment by or from, McLaren. Following the Closing, Buyer shall nominate and appoint Executive as a Director of ASHA Corporation and McLaren and as the President and Chief Operating Officer of McLaren pursuant to the terms of the Employment Agreement. Buyer shall also appoint other directors and officers of McLaren reasonably satisfactory to Executive following the Closing, subject to compliance with Buyer's ongoing employment policies, terms and conditions.

     5.9 Other Documents and Instruments. Buyer shall have received any other documents and instruments as it may reasonably request.

     5.10 Approvals by Buyer's Counsel. Buyer's counsel shall have reasonably approved all legal matters and the form and substance of all documents Buyer or McLaren is to deliver at the Closing.

6. CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS. Shareholders' obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions before or at the Closing Date:

     6.1 Accuracy of Representations and Warranties. Buyer's representations and warranties contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made at that time.

     6.2 Performance of Covenants. Buyer shall have in all respects performed and complied with all covenants, agreements, and conditions required by this Agreement and all related documents that must be performed or complied with before and at the Closing Date.

7.   CLOSING MATTERS.

     7.1 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place automatically effective as of January 7, 1999 upon notification in writing by Buyer to Executive that Buyer has placed the Purchase Price in escrow for the benefit of Shareholders pursuant to the terms of the McLaren Escrow, which such notification shall take place on or before January 15, 1999.

     7.2 Further Assurances. Shareholders shall cooperate with and assist Buyer and take all other reasonable actions to ensure a smooth transition of McLaren to Buyer. From time to time after the Closing Date, Shareholders shall, at the request of Buyer, execute and deliver additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances that Buyer requests as necessary, appropriate, convenient, useful, or desirable to effectively carry out this Agreement's intent and to transfer the Purchased Shares to Buyer.

8. Representations and Warranties of McLaren and Executive. Executive and McLaren hereby represent and warrant, as follows:


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     8.1  Organization and Good Standing of McLaren.  McLaren is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted, to own and to hold the properties used in connection therewith, to enter into this Agreement and to consummate the transactions contemplated herein. McLaren is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction wherein the business conducted by it or the character of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on McLaren.

     8.2 Capitalization of McLaren. McLaren's authorized capitalization consists of One Thousand (1,000) shares of voting common stock, par value $1.00, of which a total of One Thousand (1,000) shares were issued and outstanding as of the date hereof. Except as may be anticipated by this Agreement, there is no other class of common stock nor any preferred stock of McLaren authorized, issued or outstanding. All such issued and outstanding shares of common stock have been validly issued, are fully paid and non-assessable, and were issued in compliance with the provisions of all applicable federal and state securities laws. Except as set forth on Schedule 8.2, there are no outstanding subscriptions, options, rights, warrants, securities convertible into or other agreements or commitments obligating McLaren to sell or issue any additional shares of its capital stock, or any securities convertible into any shares of its capital stock. Except as set forth on Schedule 8.2, there are no preemptive rights of shareholders of McLaren with respect to the issuance or sale of any shares or other securities. Except as disclosed on Schedule 8.2, McLaren is not a party to any agreements with any of its shareholders, nor is it aware, after due inquiry, of any such agreements among its shareholders, with respect to the voting of or transfer of shares of its capital stock, including agreements for rights of first refusal or rights of first offer.

     8.3 Subsidiaries. Except as set forth on Schedule 8.3, McLaren does not own, directly or indirectly, any interest in any corporation or other business entity.

     8.4 Financial Statements. McLaren's financial statements as of November 30, 1998 are set forth as Exhibit C (collectively, the "Financial Statements"). Except as disclosed on Schedule 8.4, the Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied, and fairly represent the financial position of McLaren at the dates indicated thereon and the results of McLaren's operations for the periods then ended in all material respects.

          (a) Except as disclosed on Schedule 8.4, all material liabilities at the close of business on November 30, 1998 are reflected on the Financial Statements which would be required to be disclosed therein under generally accepted accounting principles. Except as disclosed on Schedule 8.4, there are no contingent liabilities which would be required to be noted on the Financial Statements under generally accepted accounting principles.

          (b) Except as reflected on the Financial Statements, the notes thereto or on Schedule 8.4, McLaren owns outright all assets and properties reflected thereon or acquired by it after the date of the Financial Statements, in each case free and clear of all material mortgages, liens, charges or encumbrances whatsoever.

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     8.5  Intellectual Property.  Except as disclosed on Schedule 8.5, McLaren owns or possesses adequate licenses and other rights to all patents, trade secrets, trademarks, trade names, service marks, know-how and copyrights or other intellectual property necessary to carry on its business as presently conducted without any infringement of or conflict with the rights of others, except where the failure to do so would not have a material adverse effect on the business of McLaren.

          A list of all patents and patent licenses owned or used by McLaren in connection with its engine design and development business (other than commonly available software products) is attached hereto in Schedule 8.5. A list of all trademarks, trade names and service marks owned or used by McLaren in connection with its engine design and development business (other than commonly available software products) is included in Schedule 8.5. All agreements pursuant to which McLaren has agreed (i) to pay royalty, license or similar fees for the use of intellectual property listed in Schedule 8.5 or
(ii) to license or assign intellectual property listed on Schedule 8.5 to third parties are identified and described on Schedule 8.5.

     8.6 Material Contracts. Except as set forth on Schedule 8.6, McLaren has no currently existing contract, obligation or commitment of a material nature (other than those relating to intellectual property identified on Schedules 8.5)not cancelable upon thirty days' notice or less or which involve payments of more than $10,000, including without limitation the following:

          (a) employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans;

          (b) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of McLaren, or any agreement or instrument evidencing any guaranty by McLaren of payment or performance of any obligation by any other person;

          (c) agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

          (d) agreements with any labor union or collective bargaining organization or other labor agreements;

          (e) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

          (f) any indenture, agreement or other document relating to the sale or purchase of securities;

          (g) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which McLaren is a party;

          (h) agreements limiting the freedom of McLaren to compete in any line of business or in any geographic area in the world or with any person;

          (i) agreements providing for disposition of the business, assets or shares of McLaren, agreements of merger or consolidation to which McLaren is a party or letters of intent with respect to the foregoing;

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          (j)  agreements involving, or letters of intent with respect to, the acquisition of the business, assets or shares of any other entity; and

          (k) any agreement granting or agreeing to grant licenses to use any existing or hereafter acquired patent, know-how, or trade secrets of McLaren.

     8.7 Compliance with Contractual Obligations, Laws and Regulations. Except as set forth on Schedule 8.7, McLaren has complied with all material provisions of the agreements identified on Schedules 8.5 and 8.6 and has received no notice of the existence of any defaults under such agreements. McLaren is in material compliance with all laws, rules, ordinances and regulations applicable to them, except environmental laws, rules, ordinances and regulations, which is the subject of a different representation herein, the failure to comply with which would have a material adverse effect on McLaren.

     8.8 Litigation. Except as disclosed on Schedule 8.8, There are no actions, claims, suits, proceedings, or investigations pending or threatened by or against McLaren or threatened by or against any of the officers or directors of McLaren in connection with the business of McLaren. There are no defaults with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality.

     8.9 Violation of Other Instruments. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of McLaren enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Except as disclosed on Schedule 8.9, the execution and performance of this Agreement by McLaren does not violate any provision of law or any judgment, order, writ, decree or government regulation and does not conflict with or result in any breach of any of the provisions of the Articles of Incorporation or the By-Laws of McLaren, nor do the same conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding stock of McLaren under any indenture, mortgage, lease, agreement or other instrument to which McLaren is a party or by which it or any of its property is bound or affected, the results of which would have a material adverse effect on McLaren.

     8.10 No Adverse Changes. Except as set forth in Schedule 8.10, since the date of the Financial Statements, McLaren has not:

          (a) incurred, discharged or satisfied any debts, obligations or liabilities, whether absolute, accrued, contingent or otherwise, except for the routine incurrence, discharge or satisfaction of (i) current liabilities in the ordinary course of business; or (ii) obligations under contracts entered into in the ordinary course of business;

          (b) declared or made any dividend or other payment or distribution to its shareholders as such, or purchased or redeemed any of its securities;

          (c) sold, leased or otherwise disposed of any of its assets except routine dispositions made in the ordinary course of business;

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          (d)  suffered any material physical damage, destruction or loss
(whether or not covered by insurance);

          (e) encountered any labor difficulties or labor union organizing activities;

          (f) made or granted any increases in wages or salaries or in employee benefits, except for routine increases that were made in the ordinary course of business and were consistent with past practice;

          (g) entered into any transaction other than in the ordinary course of business;

          (h) suffered or experienced any change in, or event or condition affecting, its business, assets, liabilities, condition (financial or otherwise), affairs or operations other than changes, events or conditions in the ordinary course of business, any of which (either when taken by itself or when taken in conjunction with all such other changes, events or conditions) has been materially adverse; or

          (i) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets, tangible or intangible.

     8.11 Authorization. The issuance, sale and delivery of the Purchased Shares to Buyer have been, or will have been as of the Closing Date, duly authorized by all requisite corporate action, and the Purchased Shares, when issued, sold and delivered against payment of the purchase price therefor, shall be validly issued and outstanding, fully paid and non-assessable, and shall not be subject to any preemptive rights or rights of first refusal or first offer in favor of any other person, except as set forth in Schedule 8.2.

     8.12 Title to Assets. Except as set forth on Schedule 8.12, McLaren has good and marketable title to the assets reflected on the Financial Statements (other than those since disposed of in the ordinary course of business), free and clear of all security interests, charges and other encumbrances, except
(i) liens for taxes not yet due and payable, and (ii) encumbrances that are incidental to the conduct of its business or its ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit and which do not in the aggregate materially detract from the value of the assets affected thereby or materially impair the use thereof by McLaren.

     8.13 Tax Matters. All required tax returns of McLaren are true and correct in all material respects and have been duly and timely filed, and all taxes required to be paid with respect to the periods or transactions covered by such returns have been duly and timely paid. McLaren is not delinquent in the payment of any tax, assessment or governmental charge, has not had any tax deficiency proposed or assessed against them, and has not executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. Except as set forth in Schedule 8.13, none of the federal or state income tax returns or state franchise tax returns of McLaren have ever been audited by governmental authorities at any time during the last three years and no other audits are open as of the date of this Agreement. There is no pending deficiency assessment or proposed adjustment of McLaren's taxes.

     8.14 Officers and Directors. The officers, directors and shareholders of McLaren on the date of this Agreement are set forth on Schedule 8.14.

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     8.15  Corporate Records.  Copies of the Articles of Incorporation, all
Amendments thereto, the By-Laws and any Minutes of the Directors, Shareholders and Executive Committee, if any, of McLaren are contained in the Minute Books of McLaren and are true and correct in the forms previously disclosed to Buyer.

     8.16  Employees and Employee Benefit Plans.  Except as set forth on
Schedule 8.16:

          (a) Executive is not aware that any key employee of McLaren has any plans to terminate employment with McLaren.

          (b) Neither McLaren nor to Executive's knowledge any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement with any person or entity other than McLaren relating to the present or proposed business activities of McLaren.

          (c) Each of the key employees of McLaren is able to work without legal restriction by contract or otherwise and without violation of unfair competition or secrecy laws. Each of the employees of McLaren listed on
Schedule 8.16 attached hereto has executed a nondisclosure agreement prohibiting the disclosure of automotive technology and manufacture know-how to third parties without the consent of McLaren.

         (d) Except as set forth on Schedule 8.16, McLaren does not presently maintain or contribute to, or ever has maintained or contributed to during the last five (5) years, any "employee benefit plan," as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which McLaren is required to file Internal Revenue Service Form 5500, and McLaren does not presently contribute to or ever has contributed to any "multi-employer plan" as such term is defined in Section 3 of ERISA.

         (e) With respect to each employee benefit plan listed on Schedule 8.16, all contributions required by law to have been made under any such plan to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof and each plan is properly funded to extent required by its terms and section 412 of the Code.

     8.17 Securities Laws. No registration in connection with the issuance of the Purchased Shares is required under the Securities Act of 1933, as amended, (the "Act") or any other applicable federal or state securities laws.

     8.18 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any federal or state governmental authority on the part of McLaren is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby.

     8.19 Certain Transactions. Except as disclosed on Schedule 8.19 and on the Financial Statements, McLaren is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective Affiliates, as hereinafter defined, and none of such officers, directors, shareholders or Affiliates is indebted to McLaren. McLaren is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than certain obligations disclosed on Schedule 8.19. No officer or

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director of McLaren, or, to the best knowledge of McLaren, shareholder of
McLaren and no Affiliate of any such officer, director or shareholder has any direct or indirect ownership interest in any entity with which McLaren is affiliated or with which McLaren has a material business relationship, or which competes with McLaren, other than the ownership of publicly traded stock. Except as disclosed on Schedule 8.19, no officer, director, shareholder or any Affiliate thereof is, directly or indirectly, interested in any material contract with McLaren. An "Affiliate" of an officer, director or shareholder of McLaren shall mean, with respect to an entity, the ownership of over 50% of the voting stock or interests therein, and, with respect to an individual, a member of such individual's immediate family.

     8.20 Insurance. Except as disclosed on Schedule 8.20, (a)all policies and binders of insurance for professional liability, directors and officers, property and casualty, fire liability, workers' compensation and other customary matters held by or on behalf of McLaren, all of which have been made available to Buyer; (b) all of said policies are in full force and effect and McLaren is not in default with respect to any material provision contained in any such policy; and (c) McLaren has not failed to give any notice of claim under any such policy in due and timely fashion, nor has any coverage for current claims been denied.

     8.21 Environmental Matters. Except as disclosed on Schedule 8.21 attached hereto, there are no Hazardous Substances in, on or beneath the surface of any real property owned, leased or used by McLaren, including the Premises or in or on any improvements located on the Premises, except such Hazardous Substances the presence of which would not have a material adverse effect on the business of McLaren. The term "Hazardous Substance" means any material: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action policy or common law; or (ii) which is defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Michigan, or any political subdivision thereof; or (iv) the presence of which on the Premises or causes or threatens to cause a nuisance upon the Premises to adjacent properties or poses a hazard to the health or safety of persons on or about the Premises; or
(v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

     8.22 Waivers. None of McLaren's Shareholders and none of McLaren's officers or directors has a claim against McLaren for unpaid dividends, bonuses, profit sharing, rights, or other claims of any kind, nature, or description, except salaries and fringe benefits normally accrued prior to the date of this Agreement.

     8.23 Scope of Representations and Warranties. Neither this Agreement nor any Schedule hereto contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


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9.   BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to
Shareholders that:

     9.1 Organization and Standing. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, and Buyer has all the requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as it is now being conducted.

     9.2 Authorization. Buyer has taken all necessary corporate action (a) to duly approve the execution, delivery, and performance of this Agreement and
(b) to consummate the transactions contemplated under these Agreements. Buyer has duly executed and delivered this Agreement. This Agreement is the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     9.3  Existing Agreements and Governmental Approvals.

          (a) Except as set forth on Schedule 9.3, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by it (I) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyer's Articles of Incorporation or By-laws or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyer is a party or by which it or any of its assets and properties are bound.

          (b) Except as set forth on Schedule 9.3, no approval, authority, or consent of, or filing by Buyer with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary to authorize Buyer's execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the purchase of the Purchased Shares.

     9.4 Investment Intent. Buyer is acquiring the Purchased Shares for its own account for investment, and without any present intention to resell the Purchased Shares. Buyer acknowledges and agrees that the Purchased Shares have not and will not be registered under the Securities Act of 1933 or the Michigan Uniform Securities Act, and Buyer will not resell the Purchased Shares unless they are so registered or unless an exemption from registration is available. Buyer consents to the imposition of a legend to this effect on the certificates for the Purchased Shares and to a notation to this effect in the appropriate records of McLaren.

     9.5 Securities Laws. No registration in connection with the issuance of the ASHA Shares is required under the Securities Act of 1933, as amended, (the "Act") or any other applicable federal or state securities laws.


                                      11
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
10.  INDEMNIFICATION AND LIMIT.

     10.1 Executive agrees to indemnify Buyer, and to hold it harmless from and against all taxes, penalties, fines, damages, sanctions, losses, assessments, liabilities, costs and other expenses (including reasonable attorney fees) (collectively, "Losses"), arising out of any breach or other default of any agreements, representations, warranties or covenants on the part of McLaren or Executive contained in this Agreement.

     10.2 Notwithstanding the foregoing, Executive shall have no obligation to indemnify ASHA from and against any Losses until the aggregate amount of the Losses suffered by ASHA is greater than Ten Thousand Dollars ($10,000)(the "Aggregate Threshold Amount"). Executive will be responsible only for those Losses in excess of the Aggregate Threshold Amount up to a maximum of the then current closing NASDAQ market price of 150,000 shares of ASHA Common Stock as of the date a claim for indemnification is satisfied (the "Cap Amount"), which Cap Amount shall be reduced by any and all recoveries obtained by McLaren from any third party, including but not limited to H. William Smith, Jr. and or Edward E. Mayer, as contemplated under the Merger Agreement. The indemnity obligations contained in this Section and all representations, warranties, and covenants contained in this Agreement shall expire one year after the date of this Agreement and the Executive will have no liability under the indemnification provisions of this Section or otherwise in connection with this Agreement unless ASHA gives written notice to Executive of its claim for any such Losses, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, before the expiration of such one year period. In addition, Executive shall have no indemnification obligations with respect to matters listed in Schedules attached to this Agreement.

     10.3 The parties agree that Executive's obligations under this indemnity shall be secured and satisfied solely by the placement of 150,000 shares of ASHA Common Stock into escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B. Further, the parties agree no other assets of Executive shall be subject to claim, attachment, or encumbrance by ASHA in satisfaction of any liability incurred by Buyer under this section in excess of the escrowed shares noted above.

     10.4 In the event of a breach or other claim, the party claiming such breach or other claim (the "Indemnitee") shall give written notice ("Notice") to the party in breach or against whom such other claim is made (the "Indemnitor") stating that payment of an amount described in the Notice is due and payable to the Indemnitee under the provisions of this Agreement on grounds set forth in the Notice, and that such payment is due immediately.

     10.5 If any action, litigation, suit, investigation, arbitration or other proceeding ("Proceeding") is brought against an Indemnitee for which the Indemnitee is or may be entitled to indemnification from an Indemnitor pursuant to Sections 10.1 or 10.2, Indemnitee shall promptly give a Notice to Indemnitor of such Proceeding. Indemnitor shall, at its own expense, have the opportunity to be represented by counsel of its choosing and to assume and conduct the defense of any such Proceeding upon providing a written undertaking to that effect to Indemnitee. If, after such opportunity, Indemnitor or its counsel does not assume the defense of any such Proceeding, it shall be bound by the results obtained by Indemnitee. In the event that Indemnitee does not receive written notice from Indemnitor within ten (10) days of having given Notice to Indemnitor of any such Proceeding Indemnitor shall be deemed to have elected not to assume the defense of such Proceeding,

                                      12

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
and in such event Indemnitee will have the right to conduct such defense and to compromise and settle such Proceeding, provided Indemnitor consents thereto, which consent may not be unreasonably withheld. In the event that Indemnitor does elect to assume the defense of such Proceeding, Indemnitee will cooperate with and make available to Indemnitor such assistance and materials as may be reasonably requested by it, all at the expense of Indemnitor, and Indemnitee will have the right at its expense to participate in the defense; provided, however, that Indemnitee will have the right to compromise or settle such Proceeding only with the prior written consent of Indemnitor which shall not be unreasonably withheld. Any compromise or settlement to which Indemnitor shall have consented in writing shall constitute an admission of liability on the part of Indemnitor and shall conclusively be deemed to be an obligation with respect to which Indemnitee is entitled to indemnification under Sections 10.1 or 10.2, as the case may be.

     10.6 The parties shall cooperate fully with each other after the date of this Agreement with respect to any claims, demands, tax or other audits, suits, actions, and proceedings by or against Executive, McLaren, Buyer or McLaren's stock, whether or not notified by the other of a claim for indemnity with respect to such matter.

11. EXPENSES. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated; except that McLaren may pay such expenses, provided, however, that McLaren's and Executive's expenses for Clark Hill professional fees in completing the Smith Merger and the transaction contemplated by this Agreement shall not exceed $100,000.

12.  TERMINATION.

     12.1 This agreement may be terminated at any time before the Closing Date as follows:

          (a)  By Buyer and Shareholders in a written instrument.

          (b) By either Buyer or Shareholders if the closing does not occur on the Closing Date.

          (c) By Buyer or Shareholders if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot reasonably be cured to the satisfaction of the non-breaching party before the closing.

          (d) By Buyer or Shareholders if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured within 10 business days after the breaching party or parties receive written notice of the breach from the other party.

     12.2 If terminated as provided in Section 12.1, this Agreement shall forthwith become void and have no effect, except for Sections 12.3 and 13, and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

     12.3 Buyer, on the one hand, and McLaren, on the other, warrant and agree that if this Agreement is terminated, each party will not, during the one-year period following the termination, directly or indirectly solicit any employee of the other party to leave the employment of the other party.
                                      13
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
13.  MISCELLANEOUS PROVISIONS.

     13.1 Representations and Warranties. All representations, warranties, and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement for a period of one year and shall thereafter expire and be of no further force and effect.

     13.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (b) on the business day following the day such notice or other communication is sent by overnight courier to the following:

          If to Shareholders to:

          Mr. Wiley R. McCoy
          C/O McLaren Engines, Inc.
          32233 West Eight Mile Road
          Livonia, Michigan  48152
          Facsimile:  248-477-3349

          With a copy to:

          Clark Hill PLC
          Attn:  John J. Hern, Jr., Esq.
          500 Woodward Avenue, Suite 3500
          Detroit, Michigan  48226-3435
          Facsimile:  313-965-8252


          If to Buyer to:

          ASHA Corporation
          C/O Mr. Jack McCormack, President
          600 C Ward Drive
          Santa Barbara, California  93111
          Facsimile: 805-964-9948

          With a copy to:

          Walter J. Borda, Esq.
          Borda & Clemens
          38705 Seven Mile Road, Suite 225
          Livonia, Michigan  48152
          Facsimile: 734-542-9569

or to such other address or facsimile number that the parties may designate in writing.

     13.3 Assignment. Neither Shareholders nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other, except that Buyer may assign any or all of its rights to any subsidiary controlled by Buyer without Shareholders' consent.

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     13.4  Parties in Interest. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

     13.5 Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

     13.6 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

     13.7 Entire Agreement. This Agreement and all related documents, schedules, exhibits, attachments, or certificates, including the Employment Agreement, the Escrow Agreement and the Stock Rights Agreement represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

     13.8  Arbitration.

          (a) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. This arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or re-codified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA"), to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 13.8.

          (b)  No provision of or the exercise of any rights under this
Section 13.8 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

          (c) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment.

          (d) The arbitration shall be held before one arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules.

          (e) The arbitration shall be held at the office of AAA located in Southfield, Michigan (as the same may be from time to time relocated), or at another place the parties agree on.

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         (f)  In any arbitration proceeding under this Section 13.8, subject to the award of the arbitrator(s), each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator. The arbitrator(s) shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrators' fees) among the parties as the arbitrators determine to be equitable under the circumstances.

         (g) The interpretation and construction of this Section, including but not limited to its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in Section
13.5 of this Agreement.

     13.9 Rule 144 Compliance. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") that may permit the sale of the ASHA Shares to the public without registration, ASHA agrees diligently to use all reasonable efforts to:

          (a) Make and keep public information regarding ASHA available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) File with the Commission in a timely manner all reports and other document required of the Company under the Securities Act, as amended, and the Exchange Act, as amended; and

          (c) So long as a Shareholder owns any ASHA Shares, furnish to the Shareholder forthwith upon written request a written statement by ASHA as to its compliance with the reporting requirements of Rule 144, and of the Securities Act, as amended, and the Exchange Act, as amended, a copy of the most recent annual or quarterly report of ASHA, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration. In addition to the extent required or requested by any exchange or market system on which the common stock of ASHA may be traded, or at the request of any broker or dealer, ASHA will, at its expense, cause to be prepared any and all required or requested opinions of counsel, and pay any other reasonable fees and expenses incurred by a Shareholder in connection with selling the ASHA Shares.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth on the first page of this Agreement.


                                    McLAREN ENGINES, INC.

                                                     /s/  Wiley R. McCoy
                                    By:  Wiley R. McCoy
                                    Its: President



                                    ASHA CORPORATION (BUYER)

                                    /s/  John C. McCormack
                                    By:  John C. McCormack
                                    Its: President

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
SHAREHOLDERS

/s/ Edwin Babas
Edwin Babas

/s/ Dean Batterman
Dean Batterman

/s/ Thomas Bohnett
Thomas Bohnett

/s/ Jeffrey Burr
Jeffrey Burr

/s/ Vincent Coppola
Vincent Coppola

/s/ James Daw
James Daw

/s/ Thomas G. Dettloff
Thomas Dettloff

/s/ John Gee
John Gee

/s/ Brian Glaser
Brian Glaser

/s/ Thomas Klausler
Thomas Klausler

/s/ Nancy Lewis
Nancy Lewis

/s/ Raymond McCallum
Raymond McCallum

/s/ Wiley McCoy
Wiley McCoy

/s/ Donald L. Miller
Donald Miller

/s/ Candace Rees
Candace Rees

/s/ Philip Sievers
Philip Sievers

/s/ Bruce G. Smith
Bruce Smith

/s/ Gerard Uphaus
Gerard Uphaus

/s/ Cheryl Van Dyke
Cheryl Van Dyke

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
                        Table of Exhibits and Schedules


Item                                                  Letter/Number

A.       Schedules

List of Shareholders                                  s2.2

November Balance Sheet                                s2.3(a)

Outstanding Options                                   s8.2

List of Subsidiaries                                  s8.3

List of Patents, Trademarks, etc.                     s8.5

Contracts                                             s8.6

Contract Defaults                                     s8.7

Tax Returns                                           s8.13

Officers, Directors and Shareholders                  s8.14

Employee Benefit Plans                                s8.16(c)

Employee Non-disclosure Agreements                    s8.16(d)

Debts, Guaranties, Non-Competition                    s8.21

Environmental Matters                                 s9.3


B.       Exhibits

Employment Agreement                                  A


Escrow Agreement                                      B


Financial Statements                                  C


Stock Rights Agreement                                D